Exhibit 99.2

Winn-Dixie HDQ Team Member Frequently Asked Questions (FAQ)

1.	What was announced?

BI-LO and Winn-Dixie jointly announced that the companies will merge to create an organization of approximately 690 grocery stores and 63,000 employees in eight states throughout the southeastern United States (Alabama, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee).

Under the terms of the definitive agreement, which has been unanimously approved by Winn-Dixie’s Board of Directors, BI-LO will acquire all of the outstanding shares of Winn-Dixie stock in the merger.

2.	Who is BI-LO?

Founded in 1961 and headquartered in Greenville, S.C., BI-LO operates 207 supermarkets, including approximately 116 in-store pharmacies, in North Carolina, South Carolina, Georgia and Tennessee. The Company employs approximately 17,000 people.

BI-LO and Winn-Dixie both have talented and loyal team members at every level of their operations whose dedication to excellence forms the foundation for our continued success.

3.	What are the benefits of this transaction?

BI-LO and Winn-Dixie are both well-known and well-respected regional brands with similar heritages, strong neighborhood ties, proud histories of giving back, and strong commitments to providing the best possible quality and value to their guests.

We are building a company that is stronger than our individual businesses. This merger will serve to significantly expand our footprint and we expect the increased size and scale of the merged companies will enhance our competitive positioning within the industry, creating the ninth largest traditional supermarket chain in the U.S.

4.	What are the benefits of this transaction for our guests?

The combined company will have a perfect geographic fit that will create a stronger platform from which to provide our guests with great products at a great value, while continuing to offer exceptional service.

Winn-Dixie Stores, Inc.    |    5050 Edgewood Court    |    Jacksonville, Florida 32254    |    Phone (904) 783-5000

Winn-Dixie HDQ Team Member FAQ

5.	What are the benefits of this transaction for team members?

With combined companies, we anticipate having opportunities for continued advancement through the cross-pollination of our people and the sharing of ideas across the organizations.

We can all be proud knowing we are part of what will be the ninth largest traditional supermarket chain in the U.S.

6.	What are the benefits of this transaction for suppliers and vendors?

We believe that this transaction will only serve to strengthen our partnerships, and we expect the process will be seamless for them.

7.	Why did Winn-Dixie decide to do this merger now? Has this been planned for some time?

Details regarding the background of the transaction will be included in Winn-Dixie’s proxy statement, which we expect to file in the coming days. The Special Committee of the Board of Directors thoroughly reviewed the offer and determined that this transaction is in the best interests of shareholders, who are provided a significant cash premium for their shares.

8.	Will there be any store closures as a result of this announcement?

BI-LO and Winn-Dixie do not currently expect any store closures as a result of the combination.

There are still many details to work through as this transaction gets finalized and both organizations are committed to providing updates as new developments arise.

9.	Will there be any HDQ layoffs as a result of this announcement?

There are still many details to work through as this transaction gets finalized, but both organizations are committed to providing updates as new developments arise. We respect your need to have information and are sensitive to your personal decisions. As such we will do everything possible to expedite communications regarding employment.

In the meantime, we count on you to support our stores and depend on your sustained support of our organization and its success. Thank you for your continued dedication to serving our valued guests

10.	Will my wages, salary or benefits be affected as a result of this merger?

There will be no immediate impact to your current wages, salary or benefits as a result of the combination.

The merger agreement states that wages and salary may not be diminished for a period of one year from the date the merger closes.

Winn-Dixie HDQ Team Member FAQ

11.	What happens to my Winn-Dixie Restricted Stock and Stock Options when the merger takes place?

In accordance with the terms of each grant, on the date that the merger closes, outstanding Restricted Stock Units, Performance Restricted Stock Units and Stock Options will vest and you will receive written communications describing the payment you can expect to receive for those vested Restricted Stock Units, Performance Restricted Stock Units and Stock Options. You will also receive payment instructions. The payment you can expect to receive will be equal to:

•	The number of vested Restricted Stock Units times $9.50, plus

•	The number of vested Performance Restricted Stock Units shares times $9.50, plus

•	The number of vested Stock Options times $9.50 minus the option strike price if the strike price is less than $9.50.

12.	What happens to the Winn-Dixie Equity Incentive Plan after the merger closes?

On the date the merger closes, the Winn-Dixie Stores, Inc., Fiscal 2012 Equity Incentive Plan will terminate and we will make no further equity grants from it.

13.	What happens to the Winn-Dixie name? Will our banner change?

Following completion of the merger, it is anticipated that the companies will continue to operate under the BI-LO and Winn-Dixie banners.

14.	Will Winn-Dixie maintain its operations in Jacksonville?

The combined company’s executive management team structure and headquarters location will be decided as the companies move closer to finalizing the transaction; however, it is expected that the combined company will maintain a presence in both Jacksonville and Greenville.

There are still many details to work through as we move closer to finalizing this transaction and both organizations are committed to providing updates as new developments arise.

15.	What will the combined company look like?

The combined organization will operate approximately 690 grocery stores and have 63,000 employees in eight states throughout the southeast.

16.	Who will lead the combined company?

Until the merger is complete, both BI-LO and Winn-Dixie will continue to operate as separate companies.

Winn-Dixie HDQ Team Member FAQ

The combined company’s executive management team structure will be decided as the companies move closer to finalizing the transaction.

17.	How long before the transaction is completed?

The transaction is expected to close in the next 60 to 120 days.

18.	What will happen to our distribution centers?

It will be business as usual. We do not currently expect any change to our distribution centers as a result of the combination.

19.	What should I say if I’m contacted by the media, financial community, or other third parties about the transaction?

As always, it is important for our Company to speak with one voice. If you receive any inquiries about this transaction from members of the media or other interested parties, please forward them to Eric Barnes at (904) 370-7715 (or EricBarnes@Winn-Dixie.com)

20.	What happens next? How will I know more about the progress of the transaction?

Until the merger is complete, both BI-LO and Winn-Dixie will continue to operate as separate companies.

There are still a great many details to work through as this transaction gets finalized and both organizations are committed to providing updates as new developments arise.

Additional Information and Where to Find it

In connection with the proposed merger and required shareholder approval, Winn-Dixie Stores, Inc. will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WINN-DIXIE AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Winn-Dixie Stores, Inc. with the SEC may be obtained free of charge by contacting Winn-Dixie at Winn-Dixie Stores, Inc., Attn: Investor Relations, 5050 Edgewood Court, Jacksonville, Florida, 32254-3699. Our filings with the SEC are also available on our website at www.WinnDixie.com.

Participants in the Solicitation

Winn-Dixie and its officers and directors may be deemed to be participants in the solicitation of proxies from Winn-Dixie’s shareholders with respect to the merger. Information about Winn-Dixie’s officers and directors and their ownership of Winn-Dixie’s common shares is set forth in the proxy statement for Winn-Dixie’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2011. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Winn-Dixie and its officers and directors in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

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